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                                                                   EXHIBIT 10.34

                                LEASE AGREEMENT

STATE OF GEORGIA

COUNTY OF TROUP.

            This lease made April 14, 1998 by and between continental Electric Contractors, hereinafter referred to as "Lessor"; and Cuplex, Inc, hereinafter referred to as "Lessee".

                                  WITNESSETH:

            1. That Lessor, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by Lessee, has leased and rented, and by these presents does lease and rent unto Lessee, and Lessee hereby leases and takes upon the terms and conditions which hereinafter appear, the following described property, hereinafter called "premises", to wit: 265 Davis Rd. LaGrange, GA 30240.

                                     TERM

            2. Lessee shall have and hold premises for a term beginning on May 12, 1998, and ending on May 11, 1999.

                                    RENTAL

            3. Lessee shall pay Lessor by payments to Spinks & Yates Management or any place of which Lessee shall from time to time otherwise be notified, promptly on the first day of each month in advance, a monthly rental of $1,810. A late charge of 5% will be assessed for each rental payment received by Lessor after the 5th day of each month. Rent shall be prorated for any month of this lease which is less than a full calendar month. Tenant has option to renew for 1 additional year at a rate of $1,870 per month.

                                USE OF PREMISES

            4. Lessee will use and occupy the leased premises for its lawful business purposes. Lessee will not store any materials that would be hazardous, toxic, explosive in such a way that it would otherwise increase the liability of the Landlord, or cause Landlord's insurance cost to increase.

                             TAXES AND ASSESSMENTS

            5. Lessor shall pay, prior to delinquency, all real estate taxes, assessments, and charges which are levied, imposed, or assessed upon or against the leased premises. If Lessor shall fail to pay any such taxes, assessments, or charges prior to delinquency, Lessee shall have the right to pay same and to deduct from any rent which may then or thereafter be due all amounts expended by Lessee in making such payment.

                                   UTILITIES

            6. Lessee shall provide and pay for all electric, water, gas and sewage disposal. Lessee shall provide and pay for the janitorial service for the leased premises.

                                   INSURANCE

            7. (a) Lessor shall procure and maintain all insurance which it deems necessary for its protection against loss or damage to the leased premises

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or any other property of Lessor situated thereon.

                  (b) Lessee shall procure and maintain all insurance which it deems necessary for its protection against loss of or damage to any of its property situated on the leased premises.

                  (c) Nothing contained in this lease shall be construed to require either party to repair, replace, reconstruct, or pay for any property of the other party which may be damaged or destroyed by fire, flood, windstorm, earthquake, strikes, riots, civil commotions, acts of public enemy, acts of God, or other casualty, and each party hereby waives on behalf of itself and its insurer all rights of subrogation and all claims against the other for all loss or damage arising out of perils normally insured against by standard fire and extended coverage insurance.

                          REPAIRS BY LESSOR & LESSEE

            8. Lessor agrees to keep in good repair the roof, foundations, and exterior walls of the premises and underground utility and sewer pipes outside the exterior walls of the building except repairs rendered necessary by the negligence of Lessee, its agents, employees or invitee. Lessor gives to Lessee exclusive control of the premises and shall be under no obligation to inspect said premises. Lessee shall promptly report in writing to Lessor any defective condition known to it which Lessor is required to repair, and failure so to report such conditions shall make Lessee responsible to Lessor for any liability incurred by Lessor by reason of such conditions. Lessor further agrees to maintain yards and landscaping in a clean and neat condition.

                     DAMAGE TO OR DESTRUCTION OF PREMISES

            9. If, during the term of this lease the leased premises are damaged beyond normal use by fire, flood, windstorm, strikes, riots, civil commotions, acts of public enemy, acts of God, or other casualty, then this lease shall be terminated as of the date of such damage. The Lessee shall pay the cent apportioned to the time of damage and shall immediately surrender the leased premises to Lessor who may enter upon and repossess the same and Lessee shall be relieved from any further liability hereunder.

                         ACTION OF PUBLIC AUTHORITIES

            10. In the event that any exercise of the power of eminent domain by any governmental authority, Federal, State, County, or Municipal, or by any other party vested by law with such power shall at any time prevent the full use and enjoyment of the leased premises by Lessee for the purposes set forth in
Section I, this lease shall terminate.

                            IMPROVEMENTS BY LESSEE

            11. Lessee shall not have the right, to make any alterations, additions, or improvements in or to the leased premises, without prior written approval of Lessor.

                                   INDEMNITY

            12. Lessee agrees to, and hereby does, indemnify and save Lessor harmless against all claims for damages to persons or property by reason of

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Lessee's use or occupancy of premises, and all expenses incurred by Lessor because thereof, including attorney's fees and court costs. During the term hereof, Lessee will maintain insurance on Lessee's operation in the premises insuring against bodily injury in the amount of $500,000.00 per occurrence and property damage in the amount of $500,000.00 in the aggregate. Lessee shall supply proof to Lessor of the maintenance of such insurance upon demand.

                                     TITLE

            13. The property herein leased by Spinks & Yates Mgt. Co., 1111 N. Greenwood St., LaGrange, GA 30240 as agents and Lessor covenants and warrants that under the term of its lease it has lawful title and right to make this lease, that it will maintain Lessee in full and exclusive possession of the leased premises, and that if Lessee shall pay the rent and perform all the agreements, covenants, and conditions required by this lease to be performed by it, Lessee may freely, peaceable, and quietly occupy and enjoy the leased premises without molestation or hindrance, lawful or unlawful, of any person whomsoever.

                                   SURRENDER

            14. When this lease shall terminate in accordance with the terms hereof, Lessee shall deliver up possession of the leased premises in as good order, repair, and condition as the same are in at the beginning of the term of this lease except for reasonable wear and tear and loss, damage, or destruction caused by fire, flood, windstorm, earthquake, strikes, riots, civil commotion, acts of public enemy, acts of God, or other casualty, or caused by negligence of Lessor, its agents, employees, or invitee.

                                    NOTICE

            15. (a) Any notice or demand required by the provisions of this lease to be given to Lessee shall be deemed to have been given adequately if sent by Certified Mail to Lessee at the Following address: 11410 Pagemill Rd., Dallas, TX 75243.

                  (b) Any notice or demand required by the

Provisions of this lease to be given by Lessee shall be deemed to have been given adequately if sent by Certified Mail to Lessor at: 1111 N Greenwood St., LaGrange, GA 30240.

                  (c) Either party shall have the right to change its address as above designated by giving to the other party fifteen (15) days notice of its intention to make such change and of the substituted address at which any notice or demand may be directed to it.

                               ENTIRE AGREEMENT

            16. The whole and entire agreement of the parties is set forth in this Agreement and the parties are not bound by any agreements, understandings or conditions otherwise than as expressly set forth and stipulated hereunder.

                     CHANGES, MODIFICATIONS, OR AMENDMENTS

            17. This agreement may not be changed, modified, discharged, or terminated orally or in any other manner than by an agreement mutually signed by

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the parties hereto or their respective successors and assigns.

                     COVENANTS TO BIND RESPECTIVE PARTIES

            18. This lease, and all of the agreements, covenants, and conditions contained herein shall be binding upon Lessor and Lessee and upon their respective heirs, executors, administrators, successors, and assigns.

                               SECURITY DEPOSIT

            19. Lessee agrees to pay to Lessor the sum of $1,750 as security deposit prior to the occupancy of the premises unless such security payment has already been made. The security deposit shall be held by Lessor as security of Lessee's performance of this lease and against any damage to the premises or any part of Lessor's property by Lessee, its agents, employees, or invitees. Lessee understands and agrees that Lessor shall have no obligation to apply the security deposit against such rent or against any other amount due from Lessee to Lessor.

            IN WITNESS WHEREOF, Lessor and Lessee have caused these presents to be executed by their duly authorized officers and have caused their respective seals to be hereto affixed, all as of the date and year first above written.


__________________________             Lessor: CONTINENTAL ELECT CONTR.
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                                       BY: /s/ [ILLEGIBLE]
                                           -------------------------------------

__________________________             Lessee: CUPLEX, INC.
                                           -------------------------------------

                                       BY: /s/ [ILLEGIBLE]
                                           -------------------------------------

__________________________

__________________________

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